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                                                         Filing Fee: ___________

                                                           Receipt #:___________

                                                           FILED #C9238-02
                            ARTICLES OF INCORPORATION            ---------
                                                              APR 12 2002
                              (PURSUANT TO NRS 78)          IN THE OFFICE OF
                                                               DEAN HELLER
                                STATE  OF  NEVADA        DEAN HELLER, SECRETARY
                                                                OF STATE
                               Secretary of State



                                Article 1.  Name

The  name  of  the  Corporation  is:  IGUANA  VENTURES  LTD.


                              Article 2.  Registered Agent

The name of the Resident Agent of the Corporation is Cane & Company, LLC. The address of the Resident Agent of the Corporation is Suite 500, 2300 West Sahara, Las Vegas, Nevada 89102.

                              Article 3.  Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

     (a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;


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     (d)  Sinking  fund  or  other  provisions,  if  any,  for the redemption or purchase  of  shares;

     (e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

     (f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

     (g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the even of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common
Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.


                          Article 4.  Board of Directors

     (a) Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time


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by  vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

     (b) Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

     (c) First Board of Directors. The first Board of Directors will consist of TWO (2) member(s) and their names and addresses are as follows:

     Name of Director:          Michael Young

     Address of Director:       102 - 925 West 10th Avenue
                                Vancouver, BC, Canada,  V5Z 1L9


     Name of Director:          Vicki White

     Address of Director:       5723 192 Street
                                Surrey, BC, Canada,  V3S 7M8



                              Article 5.  Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under NRS 78.


                 Article 6.  Acquisition of Controlling Interest

The  Corporation  elects not to be governed by NRS 78.378 to 78.3793, inclusive.


               Article 7.  Combinations with Interest Stockholders

The  Corporation  elects  not to be governed by NRS 78.411 to 78.444, inclusive.



                                      - 3 -

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                              Article 8.  Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

     (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     (b)  the  payment  of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Article 7 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.


                             Article 9.  Indemnification

     (a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corpora-tion) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

     (b) Inurement. The right to indemnifi-cation will inure whether or not the claim asserted is based on matters that predate the adoption of this Article 8, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

     (c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article 9 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, this Certificate of Incorporation or otherwise.

     (d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

     (e)     Advancement of Expenses.   The Corporation will, from time to time,
reimburse or advance to any Indemnitee the funds necessary for payment of expenses,


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including  attorneys'  fees  and  disbursements,  incurred  in  connection  with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.


                           SIGNATURES OF INCORPORATORS

The  names  and  address  of each of the incorporator(s) signing the Articles of
Incorporation:

Signature of Incorporator:       /s/ Michael A. Cane
                                 _____________________________

Name of Incorporator:            MICHAEL A. CANE

Address of Incorporator:         2300 West Sahara Avenue, Suite 500, Box 18
                                 Las Vegas, NV  89102


This instrument was acknowledged before me on the 12th day of April, 2002 by MICHAEL A. CANE as incorporator of IGUANA VENTURES LTD.

Signature of Notary Public:      /s/ Cynthia J. Reed
                                 _____________________________

Name of Notary Public:           CYNTHIA J. REED


           CERTIFICATE OF ACCEPTANCE BY APPOINTMENT OF RESIDENT AGENT

Cane & Company, LLC, hereby accepts appointment as Resident Agent for the above name corporation.

Signature of Authorized          /s/ Michael A. Cane
 Signatory for Resident Agent:   _____________________________

Name of Authorized Signatory:    MICHAEL A. CANE
                                 -----------------

Date:                            APRL 12, 2002
                                 -------------
                                                 -------------------------------
                                                 Notary Public State of Nevada
                                                         County of Clark
                                                         CYNTHIA J. REED
                                                     My appointment expires
                                                          April 12, 2005
                                                 -------------------------------


                                      5

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                                                    STATE OF NEVADA
                                                   Secretary of State
                                        I hereby certify that this is a true and complete copy of the document as filed in this office.

                                                       APR 15 2002

                                                     /s/ Dean Heller
                                                       Dean Heller
                                        By  "signed"
                                            ---------------------------------